UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1299952
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2265 East Foothill Blvd. Pasadena, CA	91107
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-200033

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock, $0.001 par value per share (the “Common Stock”), of Cohbar, Inc., a Delaware corporation (the “Registrant”), set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-200033) originally filed with the Securities and Exchange Commission on November 10, 2014, as amended to date and as may be amended from time to time hereafter (the “Registration Statement”), is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 to the Registration Statement filed November 10, 2014).

3.2	Form of Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement filed December 16, 2014).

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement filed November 10, 2014).

3.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement filed December 16, 2014).

4.1	Specimen certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement filed December 16, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

December 17, 2014	COHBAR, INC.

	By:	/s/ Jon Stern
		Name:	Jon Stern
		Title:	Chief Executive Officer